Exhibit 99.1

Contact: Harold A. Hurwitz, Chief Financial Officer

(949) 900-6833

For Immediate Release

MRI INTERVENTIONS, INC. ANNOUNCES 2015 FOURTH QUARTER
AND FULL YEAR RESULTS

Record-Setting Revenues Achieved in Fourth Quarter 2015

IRVINE, CA, March 23, 2016 – MRI Interventions, Inc. (OTCQB: MRIC) today announced financial results for the fourth quarter and full year ended December 31, 2015.

Quarter Ended December 31, 2015

Revenues were $1.5 million for the three months ended December 31, 2015, and $960,000 for the same period in 2014, an increase of $552,000, or 57%, attributable to increases in the Company’s ClearPoint® System reusable and disposable products.

ClearPoint disposable product sales for the three months ended December 31, 2015 were $1.0 million, compared with $704,000 for the same period in 2014, representing an increase of $305,000, or 43%. This increase was due primarily to a greater number of procedures performed using the ClearPoint system within a larger installed base for ClearPoint, relative to the 2014 period.

ClearPoint reusable product sales for the three months ended December 31, 2015 were $438,000, and $219,000 for the same period in 2014. Reusable products consist primarily of computer hardware and software bearing sales prices that are appreciably higher than those for disposable products and historically have fluctuated from quarter to quarter.

Gross margin on product revenues was 55% for the three months ended December 31, 2015, compared to 29% for the same period in 2014. The improvement was attributable primarily to: (i) a $300,000 decrease from the fourth quarter of 2014 to the corresponding period in 2015 in charges to the provision for obsolete and expired product; (ii) increased average unit selling prices in the 2015 fourth quarter; and (iii) decreased unit costs and greater production efficiencies arising from increased volume in the 2015 fourth quarter, relative to the same period in 2014, partially offset by a $95,000 increase in the 2015 fourth quarter, relative to the same period in 2014, in the allocation of indirect labor to production activities, commensurate with the Company’s transition from research and development to commercial activities.

Research and development costs were $523,000 for the three months ended December 31, 2015, compared to $708,000 for the same period in 2014, a decrease of $185,000, or 26%, attributable primarily to reduced spending on the Company’s ClearTrace® development program.

Selling, general and administrative expenses were $1.8 million for the three months ended December 31, 2015, compared to $2.2 million in the same period in 2014, a decrease of $485,000, or 22%. This decrease was attributable primarily to the completion of the Company’s consolidation in 2015 of all its business functions into its Irvine, California headquarters and the closure of its offices in

5 Musick, Irvine, California 92618 949.900.6833

Memphis, Tennessee, which resulted in a $255,000 reduction of administrative compensation costs in the fourth quarter of 2015, relative to the same period in 2014, and a $166,000 increase in the allocation of departmental resources to production activities in the fourth quarter of 2015 as compared to the same period in 2014, partially offset by a $122,000 increase in sales and marketing compensation costs.

During the three months ended December 31, 2015 and 2014, the Company recorded gains of $559,000 and $972,000, respectively, from changes in the fair value of derivative liabilities associated with certain warrants the Company issued in private placement transactions.

Year Ended December 31, 2015

Revenues were $4.6 million for the year ended December 31, 2015, and $3.6 million for the same period in 2014, an increase of $990,000, or 27%, attributable to growth in the Company’s ClearPoint System disposable and reusable products.

ClearPoint disposable product sales for the year ended December 31, 2015 were $3.5 million, compared with $2.6 million for the same period in 2014, representing an increase of $885,000, or 34%. This increase was due primarily to a greater number of procedures performed using the ClearPoint System within a larger installed base for ClearPoint, relative to the 2014 period.

ClearPoint reusable product sales for the year ended December 31, 2015 were $907,000, compared with $767,000 for the same period in 2014, representing an increase of $141,000, or 18%.

Gross margin on product revenues for the year ended December 31, 2015 was 55%, compared to gross margin of 43% for the same period in 2014. The improvement was attributable primarily to: (i) a $300,000 decrease from 2014 to 2015 in charges to the provision for obsolete and expired product; (ii) increased average unit selling prices in 2015 as compared to 2014; and (iii) decreased unit costs and greater production efficiencies arising from increased volume in 2015 relative to 2014, partially offset by a $95,000 increase in 2015, relative to 2014, in the allocation of indirect labor to production activities, commensurate with the Company’s transition from research and development to commercial activities.

Research and development costs were $2.0 million for the year ended December 31, 2015, compared to $3.3 million for the year ended December 31, 2014, a decrease of $1.3 million, or 41%. Of this decrease, $649,000 related to a reduction in spending on the Company’s ClearTrace development program, and $211,000 related to reductions in sponsored research.

Selling, general and administrative expenses were $8.4 million for the year ended December 31, 2015, compared with $8.0 million for the same period last year, an increase of $332,000, or 4%. The increase was primarily attributable to increases in 2015, relative to 2014, of $310,000 in sales and marketing related cash compensation costs and $371,000 in share-based compensation, partially offset by a $166,000 increase in the allocation of departmental resources to production activities.

The consolidation of the Company’s business functions into its Irvine, California headquarters and the closure of its Memphis, Tennessee office in 2015 resulted in the Company not retaining any of its Memphis-based employees. A total of seven employees were impacted by the consolidation, including three executives, whose termination of employment triggered a modification in the terms of stock options previously granted to them. In connection with this consolidation, the Company recorded restructuring charges of $1.3 million in 2015, primarily related to severance costs, and to the revaluation of the stock options with modified terms and the resulting accrual of additional share-based compensation expense.

During the year ended December 31, 2014, the Company recorded a gain of $4.3 million related to the sale of certain intellectual property to Boston Scientific. The purchase price was satisfied through the cancellation of related party convertible notes payable the Company previously issued to Boston Scientific in the aggregate principal amount of $4.3 million. The Company recorded a gain equal to the purchase price, as the assets sold had not been previously recorded on its balance sheet.

During each of the years ended December 31, 2015 and 2014, the Company recorded gains of $1.5 million, resulting from changes in the fair value of derivative liabilities associated with certain warrants the Company issued in private placement transactions.

Management’s Comments

“We were very pleased with fourth quarter results, as well as our accomplishments for 2015. It was a very busy quarter and a very busy year. When looking back on the quarter and the year, I am very proud of the accomplishments of our team,” said Frank Grillo, President and Chief Executive Officer of MRI Interventions. “I cannot cover everything we accomplished, so let me just list a few highlights:

2015 Key Accomplishments:

•	Grew revenue 27% over the prior year, including 34% growth in disposable products;
•	Significantly expanded our procedure opportunity to include laser ablation, a fast growing market where our value proposition is very strong;
•	Advanced our drug delivery strategy with key opinion leaders and potential partners;
•	Made improvements in the robustness of our installed base, by removing evaluation systems from eight dormant sites, while adding ten new accounts;
•	Strengthened our team with the addition of several new commercial and management team members;
•	Restructured and focused the Company, including closing our Memphis headquarters office and consolidating into our Irvine facility; and
•	Reduced operating expenses each quarter throughout the year.

Fourth Quarter 2015 Key Accomplishments

•	Grew revenue 57% in the fourth quarter of 2015 as compared to the fourth quarter of 2014;
•	Achieved a new quarterly record for total revenue, disposable revenue, and capital sales;
•	Added four new accounts, increasing our installed base to 41 sites, including our first commercial site in Europe;
•	109 procedures utilized our ClearPoint Neurosurgical Navigation System, our highest quarterly procedures to date;
•	Executed a successful $5.3 million private placement, which provides additional financing and drives additional growth of the Company; and
•	Reduced use of cash, lowering the net quarterly cash burn to $1.3 million, which is significantly lower than that of several prior quarters.

“I am also pleased to mention that, as we announced yesterday, we have reached an agreement with Brainlab AG to restate and restructure their $4.3 million senior note that was otherwise set to become due in April 2016,” Grillo continued. “Revenues are up, expenses are down, and the new agreements with Brainlab are set to go into effect. 2016 is off to a great start.”

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company’s 2015 fourth quarter and full year financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.mriinterventions.com and selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at http://mriinterventions.equisolvewebcast.com/q4-2015. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until March 31, 2016 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company’s website at www.mriinterventions.com, on the “Investor Relations” page.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging, or MRI, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures. The Company’s ClearPoint® System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® System to enable MRI-guided catheter ablations to treat cardiac arrhythmias. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include “forward-looking statements” within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company’s actual results may differ materially from those suggested as a result of various factors. Particular uncertainties and risks include those relating to: the Company’s ability to obtain additional financing; estimates regarding the sufficiency of the Company’s cash resources; future revenues from sales of the Company’s ClearPoint system products; and the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint system products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended September 30, 2015, both of which have been filed with the Securities and Exchange Commission, as well as the Company’s Form 10-K for the year ended December 31, 2015, which we expect to file on or about March 30, 2016 with the Securities and Exchange Commission.

(tables follow)

MRI INTERVENTIONS, INC.
Consolidated Statements of Operations

	For The Three Months Ended December 31,
	2015	2014
Revenues:
Product revenues	$1,452,963	$922,594
Other service revenues	47,088	37,248
Development service revenues	11,563	—
Total revenues	1,511,614	959,842
Cost of product revenues	646,812	683,666
Research and development costs	522,609	707,702
Selling, general, and administrative expenses	1,761,920	2,247,214
Operating loss	(1,419,727)	(2,678,740)
Other income (expense):
Gain on change in fair value of derivative liabilities	558,654	971,517
Other income (expense), net	(12,630)	85,770
Interest income	1,568	1,562
Interest expense	(326,300)	(294,921)
Net loss	$(1,198,435)	$(1,914,812)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.02)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	76,922,147	60,189,945

MRI INTERVENTIONS, INC.
Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$5,408,523	$9,244,006
Accounts receivable	1,218,043	468,949
Inventory, net	1,807,895	1,965,039
Prepaid expenses and other current assets	97,249	29,220
Total current assets	8,531,710	11,707,214
Property and equipment, net	440,606	482,970
Software license inventory	937,100	910,000
Other assets	193,386	285,498
Total assets	$10,102,802	$13,385,682

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$697,807	$997,090
Accrued compensation	557,784	323,644
Other accrued liabilities	1,398,707	1,297,712
Derivative liabilities	658,286	2,198,162
Deferred product and service revenues	116,009	102,710
Senior secured note payable, net of unamortized discount of $64,836 at December 31, 2015	4,224,609	—
Total current liabilities	7,653,202	4,919,318

Accrued interest	542,500	876,025
Senior note payable, net of unamortized discount of $271,306 at December 31, 2014	—	4,018,139
2010 junior secured notes payable, net of unamortized discount of $2,535,230 and $2,683,171 at December 31, 2015 and 2014, respectively	464,770	316,829
2014 junior secured 12% notes payable, net of unamortized discount of $301,531 and $369,299 at December 31, 2015 and 2014, respectively	3,423,469	3,355,701
Total liabilities	12,083,941	13,486,012
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value; 200,000,000 and 100,000,000 shares authorized at December 31, 2015 and 2014, respectively; 91,381,488 and 74,842,428 shares issued and outstanding at December 31, 2015 and 2014, respectively	913,814	748,424
Additional paid-in capital	82,831,627	76,428,580
Accumulated deficit	(85,726,580)	(77,277,334)
Total stockholders’ deficit	(1,981,139)	(100,330)
Total liabilities and stockholders’ deficit	$10,102,802	$13,385,682

MRI INTERVENTIONS, INC.
Consolidated Statements of Operations

	Years Ended December 31,
	2015	2014

Revenues:
Product revenues	$4,416,036	$3,378,765
Development service revenues	37,405	103,846
Other service revenues	140,751	121,871
Total revenues	4,594,192	3,604,482
Cost of product revenues	1,987,636	1,927,138
Research and development costs	1,957,332	3,297,112
Selling, general, and administrative expenses	8,370,749	8,039,455
Restructuring charges	1,252,584
Gain on sale of intellectual property	—	(4,338,601)
Operating loss	(8,974,109)	(5,320,622)
Other income (expense):
Gain on change in fair value of derivative liabilities	1,539,876	1,549,696
Gain on forgiveness of amounts in accounts payable	—	77,837
Other income, net	230,875	175,547
Interest income	16,455	11,617
Interest expense	(1,262,343)	(1,018,807)
Net loss	$(8,449,246)	$(4,524,732)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.08)
Weighted average shares outstanding:
Basic and diluted	75,393,957	59,240,848

MRI INTERVENTIONS, INC.
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(8,449,246)	$(4,524,732)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and license amortization	211,946	377,261
Share-based compensation	1,682,063	880,765
Expenses paid through the issuance of common stock	145,987	411,459
Gain on change in fair value of derivative liabilities	(1,539,876)	(1,549,696)
Gain on negotiated reductions in account payable	—	(77,837)
Gain on sale of intellectual property	—	(4,338,601)
Loss on retirement of equipment	2,053	—
Amortization of debt issuance costs and original issue discounts	471,146	330,987
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(749,094)	301,403
Inventory	68,626	(345,988)
Prepaid expenses and other current assets	(68,029)	145,650
Other assets	9,811	—
Accounts payable and accrued expenses	(436,420)	1,143,175
Deferred revenue	13,299	(4,149)
Net cash flows from operating activities	(8,637,734)	(7,250,303)
Cash flows from investing activities:
Purchases of property and equipment	(76,883)	(48,129)
Net cash flows from investing activities	(76,883)	(48,129)
Cash flows from financing activities:
Net proceeds from equity private placement	4,879,134	9,379,880
Net proceeds from debt private placement	—	3,503,314
Proceeds from stock option and warrant exercises	—	143,000
Net cash flows from financing activities	4,879,134	13,026,194
Net change in cash and cash equivalents	(3,835,483)	5,727,762
Cash and cash equivalents, beginning of year	9,244,006	3,516,244
Cash and cash equivalents, end of year	$5,408,523	$9,244,006

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$—	$—
Interest	$223,500	$223,500